As filed with the Securities and Exchange Commission on February 27, 2020

Registration No. 333-____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HUB DEALS CORP.
(Exact name of registrant as specified in its charter)

Nevada	7389	None
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Number)	Identification Number)

Hub Deals Corp.
200 Rector Place, Suite 17F
New York, New York 10280
(646) 928-2902
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William Drury
Hub Deals Corp.
200 Rector Place, Suite 17F
New York, New York 10280
(646) 928-2902
(Address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Thomas E. Puzzo, Esq.
Law Offices of Thomas E. Puzzo, PLLC
3823 44th Ave. NE
Seattle, Washington 98105
Telephone No.: (206) 522-2256
Facsimile No.: (206) 260-0111

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	4,000,000	$0.25	$1,000,000	$129.80	(3)

(1)	The company may not sell all of the shares, in fact it may not sell any of the shares. For example, if only 50% of the shares are sold, there will be 2,000,000 shares sold and the gross proceeds will be $500,000.

(2)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(3)	The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(4)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price of the shares that were sold to our shareholders in a private placement pursuant to an exemption from registration under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

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The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED FEBRUARY 27, 2020

4,000,000 OF COMMON STOCK OFFERED BY HUB DEALS CORP.

This is the initial public offering (the “Offering”) of common stock of Hub Deals Corp. and no public market currently exists for the securities being offered. We are offering for sale a total of up to 4,000,000 shares of our common stock at a fixed price of $0.25 per share. We estimate our total offering registration costs to be approximately $4,330. There is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. None of the funds from the offering will be placed in an escrow, trust or similar account, but will be available to us immediately. The Offering will commence promptly on the date upon which the registration statement is declared effective with the Securities and Exchange Commission (the “SEC”) and will conclude upon the earlier of (i) when the Offering period ends (16 months from the effective date of this prospectus), (ii) the date when the sale of all 4,000,000 shares is completed, (iii) when the board of directors decides that it is in the best interest of the Company to terminate the Offering prior to the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part. The Offering is being conducted on a self-underwritten, best efforts basis, which means our officers and directors will attempt to sell the shares in reliance on the safe harbor from broker-dealer registration under Rule 3a4-1 of the Securities Exchange of 1934, as amended (the “Exchange Act”). This prospectus will permit our directors to sell the shares directly to the public. No commission or other compensation related to the sale of the shares will be paid to the directors. We are making this Offering without the involvement of underwriters or broker-dealers.

	Offering Price Per share	Commissions	Proceeds to Company After Expenses if 25% of the shares are sold	Proceeds to Company After Expenses if 50% of the shares are sold	Proceeds to Company After Expenses if 75% of the shares are sold	Proceeds to Company After Expenses if 100% of the shares are sold
Common Stock	$0.25	Not Applicable	$250,000	$500,000	$750,000	$1,000,000
Totals	$0.25	Not Applicable	$250,000	$500,000	$750,000	$1,000,000

We may receive no proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that has not received enough proceeds from the offering to begin operations and has no market for its shares.

No public market currently exists for our common stock being offered hereby. Our common stock is presently not listed on any national securities exchange or reported on any quotation system. Subsequent to the initial filing date of the registration statement on Form S-1, in which this prospectus is included, we may have an application filed on our behalf by a market maker for approval of our common stock for quotation on the OTC Markets Group, Inc. No assurance can be made, however, that we will choose to file such an application or will be able to locate a market maker to submit such application or that such application will be approved. We intend to go forward with the Offering whether the application is not approved or not.

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”). For more information, see the prospectus section titled “Emerging Growth Company Status” starting on page 4.

The Company is currently in the development stage and has minimal operations and revenues to date and there can be no assurance that the company will be successful in furthering its operations and/or revenues. Persons should not invest unless they can afford to lose their entire investment.

Investing in our securities involves a high degree of risk. You should purchase these shares of common stock only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

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A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company”, “we”, “our”, “us”, “Hub Deals” refer to Hub Deals Corp., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

OUR COMPANY

Corporate Background and Business Overview

Hub Deals Corp. was incorporated under the laws of the state of Nevada on June 7, 2001. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act, since we have a specific business plan or purpose. Neither the Company, its affiliates nor its promoters have had preliminary contact or discussions with, nor does the Company, its affiliates or its promoters have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger. Neither the Company, its affiliates nor its promoters intend for the Company, once it is a reporting company, to be used as a vehicle for a private company to become a reporting company.

We plan to provide home project owners with contractor matchmaking services in the U.S. Our customized matchmaking service helps homeowners converge with professional contractors. We plan to create a collection of articles intended to help homeowners with home project information, including:

•	How to outline project requirements;

•	How to select the right contractor;

•	How to interview contractors;

•	How to draw up a project contract; and

•	How to settle disputes with contractors

Our service is deigned to be free for all homeowners to use and post their projects. We plan to build a network of professionally-skilled contractors who provide a broad array of construction and renovation services for everything from changing light fixtures to complete kitchen renovation, and from housecleaning services to new construction.

Our fiscal year end is December 31, and we have no subsidiaries. Our business offices are currently located at 200 Rector Place, Suite 17F, New York, New York 10280.

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Certain Information about this Offering

	Offering Price Per share	Commissions	Proceeds to Company After Expenses if 25% of the shares are sold	Proceeds to Company After Expenses if 50% of the shares are sold	Proceeds to Company After Expenses if 75% of the shares are sold	Proceeds to Company After Expenses if 100% of the shares are sold
Common Stock	$0.25	Not Applicable	$20,000	$40,000	$60,000	$1,000,000
Totals	$0.25	Not Applicable	$20,000	$40,000	$60,000	$1,000,000

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. While our shares of common stock are quoted on the Pink tier of the OTC Markets Group, Inc. (the “OTC Markets”), our common stock is not traded or on any exchange. There can be no assurance that any market for our stock will develop on the OTC Markets or that our common stock will ever be quoted on a stock exchange.

Emerging Growth Company

We are an ‘‘emerging growth company’’ within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see
“Risk Factors—Risks Related to this Offering and our Common Stock – We are an ‘emerging growth company’ and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors”
on page 11 of this prospectus.

William Drury serves as our President and Chief Executive Officer, and sole director. We are a development stage company that has generated limited revenues and has had limited operations to date. For the fiscal year ended December 31, 2019, we have incurred accumulated net losses of $1,646,310. As of December 31, 2019 we had total assets of $600,341 and total liabilities of $345,220. We have offered and sold and issued an aggregate of 193,056,000 shares of our common stock since our inception through the date of this Prospectus. William Drury, our CEO and sole director, holds 42,794,333 shares, or 22.1% of our issued and outstanding shares of common stock, and he also holds our sole issued share of Series A Preferred Stock, which sole share has voting rights equal to 110% of our issued and outstanding shares of common stock.

Due to the uncertainty of our ability to meet our current operating and capital expenses, our independent auditors have included a going concern opinion in their report on our audited financial statements for the period ended December 31, 2019. The notes to our financial statements contain additional disclosure describing the circumstances leading to the issuance of a going concern opinion by our auditors.

THE OFFERING

The Offering

Securities offered:	We are offering up to 4,000,000 of our common stock.

Offering price:	We will offer and sell our shares of common stock at a fixed price of $0.25 per share.

Shares outstanding prior to offering:	1,000,000

Shares outstanding after offering:	184,056,000

Market for the common shares:
There is a limited public market for our shares. Our common stock is quoted on the OTC Pink tier of the OTC Markets Group, Inc. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:
We intend to use the net proceeds from the sale of our 4,000,000 shares (after deducting estimated offering expenses payable by us) for professional fees, further development of our website, administration expenses, and marketing and advertising. See “Use of Proceeds” on page 15 for more information on the use of proceeds.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the fiscal year ended December 31, 2019. Our working capital as at December 31, 2019 was $255,121.

December 31, 2019 ($)

Financial Summary (Audited)
Cash and Deposits	141
Total Assets	600,341
Total Liabilities	345,220
Total Stockholder’s Equity	255,121

Accumulated for the fiscal year ended December 31, 2019 ($)

Consolidated Statements of Expenses and Comprehensive Loss
Total Operating Expenses	79,582
Net Loss for the Period	(79,582)

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the year ended December 31, 2019 were prepared assuming that we will continue our operations as a going concern. We were incorporated on June 7, 2001 and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

The proceeds of this offering, if any, may not be sufficient to fund planned operations and may not even cover the costs of the offering and you may lose your entire investment.

We are offering a maximum of 4,000,000 shares of our common stock at $0.25 per share, however there is no minimum to our offering. Funds we raise in this offering, if any, may not be sufficient to fund our planned operations and may not even cover the costs of this offering. If we are not able to raise any funds in this offering, our company will be in a worse financial position then prior to commencement of the offering as we will still incur the costs of this offering. If we do not raise sufficient funds in this offering to fund our operations or even cover the costs of this offering, you may lose your entire investment.

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There is uncertainty regarding our ability to continue as a going concern, indicating the possibility that we may be required to curtail or discontinue our operations in the future. If we discontinue our operations, you may lose all of your investment.

We have incurred net losses of $1,646,310 as of December 31, 2019 and have completed only the preliminary stages of our business plan. We anticipate incurring additional losses before realizing any revenues and will depend on additional financing in order to meet our continuing obligations and ultimately, to attain profitability. We anticipate that our current cash assets will be extinguished by March 31, 2020. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. If we are unable to obtain additional financing from outside sources and eventually produce enough revenues, we may be forced to sell our assets, or curtail or discontinue our operations. If this happens, you could lose all or part of your investment.

We are in an early stage of development. If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

We were incorporated on June 7, 2001. We have few customers, and we have limited revenues to date. Our business prospects are difficult to predict because of our limited operating history, early stage of development, and unproven business strategy. Our primary business activities will be focused on the development of our art and luxury products auction and resale business. Although we believe that our business plan has significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives. If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

We expect to suffer losses in the immediate future that may cause us to curtail or discontinue our operations.

We expect to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development of our homeowner-contractor matchmaking services, generally. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will almost certainly fail.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan. We will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months. If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing. Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

The
art and luxury products auction and resale
industry
is extremely competitive, and if we are not able to compete successfully against other art and luxury products auction and resale
services
, we will not be able operate our business and investors will lose their entire investment.

The art and luxury products auction and resale industry is extremely competitive and rapidly changing. We currently or potentially compete with a variety of companies, both the traditional brick-auctions, online auctions and otherwise large globally recognized “auction houses”. We currently and in the future face competitive pressures from numerous actual and potential competitors. Many of our current and potential competitors in the art and luxury products auction and resale services business have substantial competitive advantages than we have, including:

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•	longer operating histories;
•	significantly greater financial, technical and marketing resources;
•	greater brand name recognition;
•	existing customer bases; and
•	commercially accepted services.

Our competitors may be able to respond more quickly to new or emerging technologies and changes in the homeowner-contractor matchmaking services industry and devote greater resources to identify, develop and market new products, and distribute and sell their products than we can.

Market price fluctuation of the
art and luxury products
may affect interest in our products, services and profitability.

The profitability of our operations is directly related to the market price of the artwork and luxury products we have in inventory or have contracted to sell. The market prices of art and luxury products market fluctuate significantly and are affected by a number of factors beyond our control, including, but not limited to, the rate of inflation, the exchange rate of the dollar to other currencies, interest rates, global economic and political conditions, and the collector’s market. Price fluctuations in the art and luxury products market from the conception of a potential target to the conclusion of operations can significantly affect profitability. We may begin one or more operations at a time when the price of certain art and luxury products make operations economically feasible and subsequently incur losses due to market decreases. Adverse fluctuations in the art and luxury products market may force us to curtail or cease our business operations.

We expect our products to be subject to changes in customer taste.

The markets for our products are subject to changing customer tastes and the need to create and market new products. Demand for products targeting lifestyle tastes and choice is influenced by the popularity of certain themes, cultural and demographic trends, marketing and advertising expenditures and general economic conditions. Because these factors can change rapidly, customer demand also can shift quickly. Some art and luxury products appeal to customers for only a limited time. The success of new art or luxury product introductions depends on various factors, including product selection and quality, sales and marketing efforts, timely production and delivery and customer acceptance. We may not always be able to respond quickly and effectively to changes in customer taste and demand due to the amount of time and financial resources that may be required to bring new products to market. The inability to respond quickly to market changes could have a material adverse effect on our financial condition and results of operations.

Our market is characterized by rapid technological change, and if we fail to develop and market new technologies rapidly, we may not become profitable in the future.

The Internet and the online commerce industry are characterized by rapid technological change that could render our existing website obsolete. The development of our website entails significant technical and business risks. We can give no assurance that we will successfully use new technologies effectively or adapt our website to customer requirements or needs. If our management is unable, for technical, legal, financial, or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, we may never become profitable which may result in the loss of all or part of your investment.

We are a nascent
art and luxury products auction and resale service business, with little experience in the market, and failure to successfully compensate for this inexperience may adversely impact our operations and financial position.

We operate as development stage, art and luxury products auction and resale services company, with approximately $600,341 of tangible assets in a highly competitive industry. We have little operating history, no customer base and little revenue to date. This makes it difficult to evaluate our future performance and prospects. Our prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition, including:

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•	our business model and strategy are still evolving and are continually being reviewed and revised;
•	we may not be able to raise the capital required to develop our initial customer base and reputation;
•	we may not be able to successfully implement our business model and strategy; and
•	our management consists of one person, William Drury, our President and Chairman.

We cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties. If we are unable to do so, our business will not be successful and the value of your investment in our company will decline.

Our failure to protect our intellectual property and proprietary technology may significantly impair our competitive advantage.

Our success and ability to compete depend in large part upon protecting our proprietary technology. We rely on a combination of patent, trademark and trade secret protection, nondisclosure and nonuse agreements to protect our proprietary rights. The steps we have taken may not be sufficient to prevent the misappropriation of our intellectual property, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. The patent and trademark law and trade secret protection may not be adequate to deter third party infringement or misappropriation of our patents, trademarks and similar proprietary rights.

In addition, patents issued to the us may be challenged, invalidated or circumvented. Our rights granted under those patents may not provide competitive advantages to us, and the claims under our patent applications may not be allowed. We may be subject to or may initiate interference proceedings in the United States Patent and Trademark Office, which can demand significant financial and management resources. The process of seeking patent protection can be time consuming and expensive and patents may not be issued from currently pending or future applications. Moreover, our existing patents or any new patents that may be issued may not be sufficient in scope or strength to provide meaningful protection or any commercial advantage to us.

We may in the future initiate claims or litigation against third parties for infringement of our proprietary rights in order to determine the scope and validity of our proprietary rights or the proprietary rights of our competitors. These claims could result in costly litigation and the diversion of our technical and management personnel.

We may face costly intellectual property infringement claims, the result of which would decrease the amount of cash we would anticipate to operate and complete our business plan.

We anticipate that from time to time we will receive communications from third parties asserting that we are infringing certain patents and other intellectual property rights of others or seeking indemnification against alleged infringement. If anticipated claims arise, we will evaluate their merits. Any claims of infringement brought of third parties could result in protracted and costly litigation, damages for infringement, and the necessity of obtaining a license relating to one or more of our products or current or future technologies, which may not be available on commercially reasonable terms or at all. Litigation, which could result in substantial cost to us and diversion of our resources, may be necessary to enforce our patents or other intellectual property rights or to defend us against claimed infringement of the rights of others. Any intellectual property litigation and the failure to obtain necessary licenses or other rights could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to successfully manage growth, our operations could be adversely affected, and our business may fail.

Our progress is expected to require the full utilization of our management, financial and other resources. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no assurance that management will be able to manage growth effectively.

Our technical systems are vulnerable to interruption and damage that may be costly and time-consuming to resolve and may harm our business and reputation.

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A disaster could interrupt our services for an indeterminate length of time and severely damage our business, prospects, financial condition and results of operations. Our systems and operations are vulnerable to damage or interruption from fire, floods, network failure, hardware failure, software failure, power loss, telecommunication failures, break-ins, terrorism, war or sabotage, computer viruses, denial of service attacks, penetration of our network by unauthorized computer users and “hackers” and other similar events, and other unanticipated problems.

We may not have developed or implemented adequate protections or safeguards to overcome any of these events. We may also not have anticipated or addressed many of the potential events that could threaten or undermine our technology network. Any of these occurrences could cause material interruptions or delays in our business, result in the loss of data or render us unable to provide services to our customers. In addition, if anyone can circumvent our security measures, he or she could destroy or misappropriate valuable information or disrupt our operations. Our insurance, if any, may not be adequate to compensate us for all the losses that may occur as a result of a catastrophic system failure or other loss, and our insurers may decline to do so for a variety of reasons.

If we fail to address these issues in a timely manner, we may lose the confidence of our customers, and our revenue may decline and our business could suffer.

We are dependent on our Chief Executive Officer, and sole director, without whose services company business operations could cease.

At this time, William Drury, our Chief Executive Officer and sole director, is wholly responsible for the development and execution of our business plan. Our Chief Executive Officer and sole director is under no contractual obligation to remain employed by us, although he has no present intention to leave. If our President and sole director should choose to leave us for any reason before we have hired additional personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business as described herein or would be willing to work for compensation the Company could afford. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Volatility and disruption resulting from global economic conditions could negatively affect our business, results of operations and financial condition.

Although certain indices and economic data have shown signs of stabilization in the United States and certain global markets, there can be no assurance that these improvements will be broad-based or sustainable, nor is it clear how, if at all, they will affect the markets relevant to us. As a result, our operating results may be impacted by the health of the global economy. Volatility and disruption in global capital and credit markets may lead to slowdowns or declines in client spending which could adversely affect our business and financial performance. Our business and financial performance, including new business bookings and collection of our accounts receivable, may be adversely affected by current and future economic conditions (including a reduction in the availability of credit, higher energy costs, rising interest rates, financial market volatility and lower than expected economic growth) that cause a slowdown or decline in client spending. Reduced purchases by our clients or changes in payment terms could adversely affect our revenue growth and cause a decrease in our cash flow from operations. Bankruptcies or similar events affecting clients may cause us to incur bad debt expense at levels higher than historically experienced. Further, volatility and disruption in global financial markets may also limit our ability to access the capital markets at a time when we would like, or need, to raise capital, which could have an impact on our ability to react to changing economic and business conditions. Accordingly, if global financial and economic volatility continues or worsens, our business, results of operations and financial condition could be materially and adversely affected.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We cannot predict if investors will find our common stock less attractive because we will not rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

Because we will likely have fewer than three hundred shareholders of record, we will likely be able to terminate our reporting obligations, and if we do that, our shares of common stock will not be eligible for quotation on the OTC Markets.

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We will be required to file reports with the SEC only for the fiscal year in which the registration statement for this offering becomes effective. In order to continue to be obligated to file reports either we would have to voluntarily file a Registration Statement on SEC Form 8-A, as we presently intend, or we would be obligated to file a Registration Statement SEC Form 8-A if on the last day of our fiscal year in which the registration statement for this offering becomes effective we have more than $10 million in assets and either 2,000 or more record holders or 500 or more record holders who are not “accredited investors.” If we were to cease reporting, you will not have access to updated information regarding the Company’s business, financial condition and results of operation. Upon suspension of reporting obligations, although the Company may continue to file reports with the SEC, such filings will be voluntary. If we terminate or suspend our reporting obligations to the SEC, our shares of common stock will not be eligible for quotation on the OTCQB tier of OTC Markets, and as a result, your entire investment may be lost.

Additionally, if we do not file a Registration Statement on Form 8-A we will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC regarding their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

We incur costs associated with SEC reporting compliance, which may significantly affect our financial condition.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations. We will incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys’ fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $25,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following June 30.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and material events) with the SEC which will be immediately available to the public for inspection and copying. In the event during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A (of which we have no current plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file such periodic reports with the SEC and access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders as proscribed by the Exchange Act, as amended. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that access to information regarding our business and operations will be limited.

RISKS ASSOCIATED WITH OUR SECURITIES

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

Our shares of common stock are quoted on the OTC Pink tier of the OTC Markets Group, Inc., but there is no active trading market for our common stock. Stocks that trade on OTC Pink tend to be less liquid and trade with larger spreads between the bid and ask price than stocks on larger exchanges or automated quotation systems. Information with respect to OTC Pink quotations reflects inter-dealer prices without retail markup, markdown or commission and may not represent actual transactions, and quotations on the OTC Pink are sporadic. This means that shares of our common stock are less liquid than shares of companies traded on larger exchanges or automated quotation systems and, as a result, holders of our common stock may have some difficulty selling their shares in the open market. The trading price of the common stock is volatile and could be subject to significant fluctuations in response to variations in quarterly operating results or even mild expressions of interest on a given day.

Because there is no escrow, trust or similar account, the offering proceeds could be seized by creditors or by a trustee in bankruptcy, in which case investors would lose their entire investment.

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Any funds that we raise from our offering of 4,000,000 shares of common stock will be immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from our offering of 4,000,000 shares of common stock in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscription funds. As such, it is possible that a creditor could attach your subscription funds which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

Our common stock is subject to the “penny stock” rules of the SEC and there is no trading market in our securities, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 300,000,000 shares of common stock. As of the date of this prospectus, the Company had 193,056,000 shares of common stock, and no shares of preferred stock, issued and outstanding. Accordingly, we may issue up to an additional 220,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our Chief Executive Office and sole director, William Drury, beneficially holds a majority of voting power, and accordingly, has control over stockholder matters, our business and our management.

William Drury, our Chief Executive Officer and a director, beneficially owns 41,943,419 shares of common stock, or 22.1% of our issued and outstanding shares of common stock and also holds one share of Series A Preferred Stock. The one share of Series A Preferred Stock issued to Mr. Drury holds a majority of the total voting power, assuring that Mr. Drury retains control even though his presently-held 21.7% is below a majority percentage.
As a result, Mr. Drury has a substantial voting power in all matters submitted to our stockholders for approval including:

•	Election of our board of directors;
•	Removal of any of our directors;
•	Amendment of our Certificate of Incorporation or bylaws;
•	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

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As a result of his ownership and position, Mr. Drury is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by him could affect the market price of our Common Stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Mr. Drury’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our William Drury, our Chief Executive Officer and sole director, who will receive any commission. He will offer the shares to friends, family members, and business associates, however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any state or territory of the United States. Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering,

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of our company.

Though not now, in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

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If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of directors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. Stockholders may never be able to sell shares when desired. Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

USE OF PROCEEDS

Our public offering of 4,000,000 is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The net proceeds to us from the sale of up to 4,000,000 shares offered at a public offering price of $0.25 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $4,330 for accounting, printing and other costs in connection with this offering (see “Other Expenses of Issuance and Distribution” in Part II). We will not maintain an escrow account for the receipt of proceeds from the sale of our shares.

The following table sets forth the uses of proceeds from the primary offering would be used assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $1,000,000 as anticipated.

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold

Gross Proceeds from this Offering (1):	$20,000	$40,000	$60,000	$1,000,000

Offering expenses	4,330	4,330	4,330	4,330

Past due Payment of Vendors and Professional Fees	25,000	25,000	25,000	25,000
Reimbursement to CEO	112,000	112,000	112,000	112,000
Reimbursement to Consultants	18,000	18,000	18,000	18,000
Storage and holding charges	22,000	22,000	22,000	22,000
Facilities	40,000	60,000	60,000	60,000
Salaries for Officers	-0-	180,000	180,000	200,000
Business Dev Consultants	10,000	40,000	100,000	150,000
Marketing Consultants	10,000	20,000	40,000	80,000
Support Staff	5,000	10,000	42,000	60,000
Web Development & Hosting	3,670	8,670	20,000	40,000
Back office for site sales	-0-	-0-	6,000	10,000
Capital for Inventory purchases	-0-	-0-	100,000	150,000
Cash Reserves	-0-	-0-	20,670	68,670
Totals	$250,000	$500,000	$750,000	$1,000,000
__________
(1) Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

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The above figures represent only estimated costs. All proceeds will be deposited into our corporate bank account. Any funds that we raise from our offering of 4,000,000 shares will be deposited in a Company bank account in the United States immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from our offering of $1,000,000 in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

DETERMINATION OF THE OFFERING PRICE

The offering price of the 4,000,000 shares being offered has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of our offering our offering of 4,000,000 shares is fixed at $0.25 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of December 31, 2019, the net tangible book value of our shares of common stock was $(345,079) or $(0.001) per share based upon 193,056,000 shares outstanding.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.25
Net tangible book value per share before offering	$(0.001)
Potential gain to existing shareholders	$0.002
Potential gain to existing shareholders net of offering expenses	$0.002
Net tangible book value per share after offering	$0.003
Increase to present stockholders in net tangible book value per share after offering	$0.002
Capital contributions	$64,400
Number of shares outstanding before the offering	197,056,000
Number of shares after offering held by existing stockholders	193,056,000
Percentage of ownership after offering	97.9%

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Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.25
Book value per share after offering	$0.003
Dilution per share	$0.24
Capital contributions	$1,000,000
Percentage of capital contributions	93.3%
Number of shares after offering held by public investors	4,000,000
Percentage of ownership after offering	2.0%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.25
Book value per share after offering	$0.002
Dilution per share	$0.24
Capital contributions	$750,000
Percentage of capital contributions	94.4%
Number of shares after offering held by public investors	3,000,000
Percentage of ownership after offering	1.5%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.25
Book value per share after offering	$0.0007
Dilution per share	$0.24
Capital contributions	$500,000
Percentage of capital contributions	88.5%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	0.01%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.25
Book value per share after offering	$(0.0004)
Dilution per share	$0.24
Capital contributions	$250,000
Percentage of capital contributions	1.0%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	0.5%

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PLAN OF DISTRIBUTION

Plan of Distribution for the Company’s Initial Public Offering of 4,000,000 Shares of Common Stock

Hub Deals Corp. has 193,056,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional 4,000,000 shares of its common stock for sale at the price of $0.25 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, William Drury will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Drury is subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.

Mr. Drury will sell the 4,000,000 shares of the Company’s common stock and intend to offer the shares to friends, family members and business acquaintances. Mr. Drury will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Drury is not, and has not been, within the past 12 months, a broker or dealer, and Mr. Drury is, and has not been within the past 12 months, an associated person of a broker or dealer. Upon completion of the offering, Mr. Drury will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Drury will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Hub Deals Corp. will receive all proceeds from the sale of the 4,000,000 shares being offered. The price per share is fixed at $0.25 for the duration of this offering.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.25 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied. In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

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In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

REGULATION M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.

DESCRIPTION OF SECURITIES

General

There is no established public trading market for our common stock. Our authorized capital stock consists of 500,000,000 shares of common stock, with $0.0001 par value per share, and 75,000,000 shares of “blank check” preferred stock, with no par value. As of the date of this prospectus, there were 193,056,000 shares of our common stock issued and outstanding that were held by 165 stockholders of record, and 1 share of preferred stock designated as Series A Preferred Stock, which is issued and outstanding and held by our Chief Executive Officer and sole director, William Drury.

Common Stock

On the date hereof, there were 193,056,000 shares of common stock issued and outstanding. Each share of common stock entitles the holder to one (1) vote on each matter submitted to a vote of our shareholders, including the election of directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, our shareholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors. Shareholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the common stock. In the event of liquidation, dissolution or winding up of the Company, our shareholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

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Preferred Stock

We have issued and outstanding one share of Series A Preferred Stock, which shares is issued to our Chief Executive Officer and sole director, William Drury, has voting power equal to 110% of the voting power of the issued and outstanding shares of common stock of the Company.

Additionally, the one share of Series A Preferred Stock issued to Mr. Drury contains protective provisions, which precludes the Company from taking the certain actions without Mr. Drury’s (or that of any person to whom the one share of Series A Preferred Stock is transferred) approval. More specifically, so long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class:

(a) amend the Articles of Incorporation or, unless approved by the board of directors, including by the Series A Director, amend the Company’s Bylaws;

(b) change or modify the rights, preferences or other terms of the Series A Preferred Stock, or increase or decrease the number of authorized shares of Series A Preferred Stock;

(c) reclassify or recapitalize any outstanding equity securities, or, unless approved by the board of directors, including by the Series A Director, authorize or issue, or undertake an obligation to authorize or issue, any equity securities or any debt securities convertible into or exercisable for any equity securities (other than the issuance of stock-options or securities under any employee option or benefit plan);

(d) authorize or effect any transaction constituting a Deemed Liquidation (as defined in this subparagraph) under the Articles, or any other merger or consolidation of the Company;

(e) increase or decrease the size of the board of directors as provided in the Bylaws of the Company or remove the Series A Director (unless approved by the board of directors, including the Series A Director);

(f) declare or pay any dividends or make any other distribution with respect to any class or series of capital stock (unless approved by the board of directors, including the Series A Director);

(g) redeem, repurchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any outstanding shares of capital stock (other than the repurchase of shares of common stock from employees, consultants or other service providers pursuant to agreements approved by the board of directors under which the Company has the option to repurchase such shares at no greater than original cost upon the occurrence of certain events, such as the termination of employment) (unless approved by the board of directors, including the Series A Director);

(h) create or amend any stock option plan of the Company, if any (other than amendments that do not require approval of the stockholders under the terms of the plan or applicable law) or approve any new equity incentive plan;

(i) replace the President and/or Chief Executive Officer of the Company (unless approved by the board of directors, including the Series A Director);

(j) transfer assets to any subsidiary or other affiliated entity (unless approved by the board of directors, including the Series A Director);

(k) issue, or cause any subsidiary of the Company to issue, any indebtedness or debt security, other than trade accounts payable and/or letters of credit, performance bonds or other similar credit support incurred in the ordinary course of business, or amend, renew, increase or otherwise alter in any material respect the terms of any indebtedness previously approved or required to be approved by the holders of the Series A Preferred Stock (unless approved by the board of directors, including the Series A Director);

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(l) modify or change the nature of the Company’s business;

(m) acquire, or cause a Subsidiary of the Company to acquire, in any transaction or series of related transactions, the stock or any material assets of another person, or enter into any joint venture with any other person (unless approved by the board of directors, including the Series A Director); or

(n) sell, transfer, license, lease or otherwise dispose of, in any transaction or series of related transactions, any material assets of the Company or any Subsidiary outside the ordinary course of business (unless approved by the board of directors, including the Series A Director).

Additionally, so long as any shares of Series A Preferred Stock remain outstanding, the holders of a majority of the shares of Series A Preferred Stock represented at a duly called special or annual meeting of such stockholders or by an action by written consent for that purpose shall be entitled to elect one special director to the board of directors.

Options

We have no options to purchase shares of our common stock or any other of our securities outstanding as of the date of this prospectus.

Warrants

We have no warrants to purchase shares of our common stock or any other of our securities outstanding as of the date of this Prospectus.

Registration Rights Agreements

We have no registration rights agreements with any person.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in its business operations and accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future.

Indemnification of Officers and Directors

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

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Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Company. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

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The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

DESCRIPTION OF BUSINESS

Organization Within The Last Five Years

All references to the “Company” or “Hub Deals” in this Registration Statement on Form 10 refer to Hub Deals Corp. unless stated otherwise. Hub Deals Corp. was incorporated on June 7, 2001, as an exploration-stage mining company. On March 11, 2013, William Drury was appointed President and Chief Executive Officer, Secretary, Treasurer, and sold director.

On April 17, 2018, we changed our name to Century Gold Ventures Inc. Our fiscal year end is December 31, and we have no subsidiaries. Our business offices are currently located at 200 Rector Place, Suite 17F, New York, New York 10280.

We are a development stage company and currently have no revenues or significant assets. At December 31, 2019, our assets were $18,385 and our liabilities were $0. Our net loss for the period of inception on April 19, 2013 to December 31, 2019, was $1,646,310.

Recent Developments

Effective April 17, 2018 the Company changed its name from Century Gold Ventures Inc. to Hub Deals Corp. Further, in connection with changing its name, the Company changed its trading symbol to HDLS.

On April 16, 2019, we filed with the Secretary of State of the State of Nevada a Certificate of Change, effecting a 1,000-for-1 reverse split of all outstanding shares of our common stock. The number of authorized shares remained unchanged. All share and per share information in this Registration Statement on Form 10 have been retroactively adjusted for all periods presented, unless otherwise indicated, to give effect to the Reverse Stock Split, including the financial statements and notes thereto.

On July 1, 2019, we consummated the closing under a Share Exchange Agreement, dated November 8, 2017, by and between us and Hub Deals Corporation, a Delaware corporation (“Hub Deals Delaware”), pursuant to which we issued 192,555,000 shares of our common stock to 67 persons in exchange for all of the issued and outstanding shares of Hub Deals Delaware. As a result of the share exchange, Hub Deals Delaware became a wholly-owned subsidiary of us, and we changed our business to that of Hub Deals Delaware, namely the art and luxury products auction and resale business.

Overview

We operate a high-end, luxury products auction website, hubdeals.com. Hubdeals.com is designed as an innovative e-commerce interactive platform featuring fine art, collectables, antiques, jewelry, watches, cars, boats, airplanes and real estate. We strive to present only the best and most desirable objects to the most discerning clients. Hubdeals.com offers clients opportunities to transact with private sellers, galleries, airplane, yacht and automobile brokers, and diamond wholesalers anytime, anywhere, online or by mobile device. We provide a hub for sellers to post products that they will sell, barter, or a combination of both, via an interactive technology. We plan to generate revenues through interactive reverse auction sales/barter via our e-commerce platform on our website, www.hubdeals.com.
The information
contained in, or that can be accessed through,
our website is not part
of this prospectus.

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Competition and Competitive Strategy

In the art and luxury products auction and resale business, we will compete with a number of comparably sized and smaller firms, as well as a number of larger firms throughout the United States. Many of our competitors have the ability to attract customers as a result of their reputation and the quality art and luxury products they obtain through their industry connections. Additionally, other reputable companies that sell art and luxury products may decide to enter our markets to compete with us. These companies have greater name recognition and have greater financial and marketing resources than we do. If these auction companies are successful in entering the specialized market for premium collectibles in which we participate or if dealers and sellers participate less in our auctions, we may attract fewer buyers and our revenue could decrease.

Patents, Trademarks, Licenses, Franchise Restrictions and Contractual Obligations & Concessions

We rely on a combination of trademark laws, trade secrets, confidentiality provisions and other contractual provisions to protect our proprietary rights, which are primarily our brand names, product designs and marks. We do not own patents.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities. We do not believe that government regulation will have a material impact on the way we conduct our business, however, any government regulation imposing greater fees for Internet use or restricting information exchange over the Internet could result in a decline in the use of the Internet and the viability of Internet-based services, which could harm our business and operating results.

Research and Development Activities and Costs

We have not incurred any research and development costs to date.

Employees and Employment Agreements

William Drury, our sole officer and director, is our only employee, and he currently works full time on Company matters.

Facilities

We currently do not rent any real property or offices. Our current business address is 200 Rector Place, Suite 17F, New York, New York 10280.

Reports to Security Holders

The Company will file reports with the SEC. The Company will be a reporting company and will comply with the requirements of the Exchange Act.

The public may read and copy any materials the Company files with the SEC in the SEC’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

OUR EXECUTIVE OFFICES

Our corporate headquarters is located at 200 Rector Place, Suite 17F, New York, New York 10280 and our telephone number is (646) 928-2902.

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LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Since May 15, 2019, our shares of common stock have been quoted on the OTC Pink tier of the OTC Markets Group, Inc. (the “OTC Markets Group”) under the stock symbol “HDLS.” From May 22, 2018 until May 14, 2018, our shares of common stock were quoted on the OTCPink tier of the OTC Markets Group under the stock symbol “IUTK”. From April 2013, until May 13, 2018, our shares of common stock were quoted on the OTCPink tier of the OTC Markets under the stock symbol “CGVN”. The following table shows the reported high and low closing bid prices per share for our common stock based on information provided by the OTC Markets Group. The over-the-counter market quotations set forth for our common stock reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	Common Stock Bid Price
Financial Quarter Ended	High ($)	Low ($)

December 31, 2019	0.00	0.00
September 30, 2019	0.00	0.00
June 30, 2019	0.00	0.00
March 31, 2019	0.00	0.00
December 31, 2018	1.50	0.00
September 30, 2018	1.50	0.00
March 31, 2018	1.50	0.00
December 31, 2017	1.50	0.00

HOLDERS

As of the date of this prospectus, the Company had 193,056,000 shares of our common stock issued and outstanding held by 165 holders of record.

TRANSFER AGENT

Our transfer agent is Signature Stock Transfer, Inc., 14673 Midway Road, Suite 220, Addison, Texas 75001, (972) 612-4120.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our board of directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled
“BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.”

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan as our mineral exploration activities progress.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

We are a development stage corporation and have realized limited revenues from our business. Over the 12 month period starting upon the effective date of our registration statement on Form S-1, we plan to raise capital to continue offering our services and make sales. The amount of the offering will likely allow us to operate for at least one year however, due to the fact that there is no minimum on sold shares, you may be investing in a company that will not have the funds necessary to fully develop its plan of operations.

The Company has $141 in cash and cannot satisfy its cash requirements to continue operations. If we fail to complete the offering, even at the minimum subscription level, we may have to cease our operations. As of December 31, 2018, we had a working capital of $255,121.

The minimum amount of proceeds we will need to raise in order to have an operating business and to meet our reporting requirements is $25,000. If less than $25,000 is received we will have to cease operations.

Results of Operations

The Periods for the years ended December 31, 2019 and 2018.

We recorded no revenues for the year ended December 31, 2019. We had revenues of $6,500 for the year ended December 31, 2018, and the cost for such revenue was $6,500.

For the period ended December 31, 2019, we incurred total operating expenses of $79,582, consisting of $10,730 in stock based compensation, $17,860 of professional fees and $50,992 of general and administrative expenses. By way of comparison, for the period ended December 31, 2018, we incurred total operating expenses of $353,062, consisting of $16,667 in stock based compensation, $4,450 of professional fees, $44,497 of general and administrative expenses, and $187,448 of impairment expense. The reduction in operating expenses in 2019 was due primarily to no impairment expenses for the year ended December 31, 2019.

From the year ended December 31, 2019, we incurred a net loss of $79,582.

Limited Business History; Need for Additional Capital

There is no historical financial information about the Company upon which to base an evaluation of our performance. We are a development stage corporation and have not generated any revenues from our business. We cannot guarantee we will be successful in our business plans. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development, and possible cost overruns due to price and cost increases in services. We have no intention of entering into a merger or acquisition within the next twelve months and we have a specific business plan and timetable to complete our 12-month plan of operation based on the success of the primary offering.

We anticipate that additional funding, if required, will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of shares to fund additional expenditures. We do not currently have any arrangements in place for any future equity financing. Our limited operating history and our lack of significant tangible capital assets makes it unlikely that we will be able to obtain significant debt financing in the near future. If such financing is not available on satisfactory terms, we may be unable to continue or expand our business. Equity financing could result in additional dilution to existing shareholders.

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If we raise the $1,000,000 gross, in the primary offering, we believe that we can pay for our offering expenses and satisfy our cash requirements to complete our 12-month plan of operation without having to raise additional funds for the next twelve months.

Liquidity and Capital Resources

At December 31, 2019, we had a cash balance of $141. We do not have sufficient cash on hand to commence our 12-month plan of operation or to fund our ongoing operational expenses. We will need to raise funds to commence our 12-month plan of operation and fund our ongoing operational expenses. Additional funding will likely come from equity financing from the sale of our common stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our 12-month plan of operation and ongoing operational expenses. In the absence of such financing, our business will likely fail. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our 12-month plan of operation and our business will fail.

Emerging Growth Company

The JOBS Act permits an “emerging growth company” such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We are choosing to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted. This decision to opt out of the extended transition period is irrevocable.

Summary of Significant Accounting Policies

Development Stage Company

The Company is considered to be in the development stage as defined in ACS 915, “Development Stage Entities”. The Company has devoted substantially all of its efforts to business planning, and development. Additionally, the Company has allocated a substantial portion of their time and investment in bringing their product to the market, and the raising of capital.

Use of Estimates

The Company prepares financial statements in conformity with generally accepted accounting principles that require management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with maturities of one year or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Major repairs and betterments are capitalized and normal maintenance and repairs are charged to expense as incurred. Depreciation is computed by the straight-line method over the estimated useful lives of the related assets. Upon retirement or sale of an asset, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

Fair Value of Financial Instruments

The fair value of cash and cash equivalents and accounts receivable and accounts payable approximates their carrying amount.

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Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current directors and executive officers, the principal offices and positions held by each person:

Name	Age	Positions

William Drury	56	President and Chief Executive Officer, and director

William Drury
President and Chief Executive Officer, Secretary, Treasurer and director

Mr. Drury has served as our President and Chief Executive Officer, Secretary, Treasurer and sole director since March 11, 2013. Mr. Drury has over 21 years of executive level experience in a wide range of disciplines. Mr. Drury is President at General 3D Corp. Previously, Mr. Drury served as President of Quantum Genomics Corp., an international biochemical development business based in Paris, France. Mr. Drury has also served as Director of Production and Content Services at NewSight Corp., a software and hardware company that invents, manufactures, markets and sells auto stereoscopic LCD and Plasma displays and content. Prior to his time at NewSight, Mr. Drury was the Vice President of Production at VRex, a stereoscopic visualization technology company. At VRex, Mr. Drury designed, constructed, and staffed one of the first full time true 3D stereoscopic production facilities in the world, creating content for clients, such as, the United States Army, Merck, Merrill Lynch, and Pfizer. At VRex Mr. Drury’s work was instrumental in the sale of VRex to the Malaysian Government for inclusion in their Cyber Jaya Technology Park. Mr. Drury holds degrees from Boston University and Baruch College. Mr. Drury also serves as Secretary of Artisan Consumer Goods, Inc., and is a member of the boards of directors of Quantum Genomics Corporation, ICN Corporation and Global Oxygen Development Corp.

TERM OF OFFICE

Our directors are appointed to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the Board, absent an employment agreement.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, William Drury, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by our director and us with regard to our director’s business and personal activities and relationships as they may relate to us and our management.

FAMILY RELATIONSHIPS

No family relationships exist between or among our director and our officers.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

As of the date hereof, the Company has no significant employees.

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CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our director. The board of directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee or compensation committee. The Board is of the opinion that such committees are not necessary since the Company is an early development stage company and has only one director, and to date, such director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our director and President and Chief Executive Officer has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest of our President and Chief Executive Officer and director.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

CODE OF ETHICS

We have not adopted a Code of Ethics.

EXECUTIVE COMPENSATION

The following table provides information relating to compensation for the Company’s President and Chief Executive Officer, Secretary, and Treasurer for the fiscal year ended December 31, 2019.

SUMMARY COMPENSATION TABLE

Name and				Stock	Option	Non-Equity Incentive Plan	Nonqualified Deferred	All Other
Principal Position	Year	Salary ($)	Bonus ($ )	Awards ($)	Awards ($)	Compensation($)	Compensation($)	Compensation($)	Total ($)

William Drury (1)	2019	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
__________________
(1) Appointed President and Chief Executive Officer, Secretary, Treasurer and director since March 11, 2013.

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STOCK OPTION GRANTS

We had no outstanding equity awards as of the end of the fiscal periods ended December 31, 2019 or through the date of filing of this prospectus. The following table sets forth certain information concerning outstanding stock awards held by our officers and our directors as of the fiscal year ended December 31, 2019:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William Drury (1)	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-
____________
(1) Appointed President and Chief Executive Officer, Secretary, Treasurer and director since March 11, 2013.

EMPLOYMENT AGREEMENTS

We have not entered into an employment agreement with any person.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of December 31, 2019:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

William Drury (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
_____________
(1) Appointed President and Chief Executive Officer, Secretary, Treasurer and director since March 11, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

30

The percentages below are calculated based on 193,056,000 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of Beneficial Owner (2)	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)
Common Stock	William Drury (3)	42,794,333	22.1%
Series A Preferred Stock	William Drury (4)	1	-
All directors and executive officers as a group (1 persons)		42,794,333	22.1%
_______
*	Less than 1%.
(1)	The percentages below are based on 193,056,000 shares of our common stock issued and outstanding as of the date of this prospectus.
(2)	c/o Hub Deals Corp., 200 Rector Place, Suite 17F, New York, New York 10280.
(3)	Appointed President and Chief Executive Officer, Secretary, Treasurer and director since March 11, 2013.
(4)	The one Share of Series A Preferred Stock held by Mr. Drury has voting power equal to 110% of the voting power of the issued and outstanding shares of common stock of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 1, 2019, we consummated the closing under a Share Exchange Agreement, dated November 8, 2017, by and between us and Hub Deals Corporation, a Delaware corporation (“Hub Deals Delaware”), pursuant to which we issued 192,555,000 shares of our common stock to 67 persons in exchange for all of the issued and outstanding shares of Hub Deals Delaware. As a result of the share exchange, Hub Deals Delaware became a wholly-owned subsidiary of us, and we changed our business to that of Hub Deals Delaware, namely the art and luxury products auction and resale business.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $25,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The financial statements included in this Prospectus for the years ended December 31, 2019 and 2018 have been audited by Boyle CPA, LLC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The Law Offices of Thomas E. Puzzo, PLLC, 3823 44th Ave. NE, Seattle, Washington 98105, has acted as special counsel to the Company in connection with the registration and proposed sale and/or resale of the 4,000,000 shares of common stock at $0.25 per share.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

31

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

If we do not file a Registration Statement on Form 8-A to become a reporting issuer under Section 12(g) of the Exchange Act, will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC regarding their stock ownership and stock trading activity.

We will be required to file reports with the SEC only for the fiscal year in which the registration statement for this offering becomes effective. In order to continue to be obligated to file reports either we would have to voluntarily file a Registration Statement on SEC Form 8-A, as we presently intend, or we would be obligated to file a Registration Statement SEC Form 8-A if on the last day of our fiscal year in which the registration statement for this offering becomes effective we have more than $10 million in assets and either 2,000 or more record holders or 500 or more record holders who are not “accredited investors.”

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

Boyle CPA, LLC, is our independent registered public accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

32

HUB DEALS CORP.

INDEX TO FINANCIAL STATEMENTS

Our audited financial statements for the periods ended December 31, 2019 and 2018 are included herewith.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and
Board of Directors of Hub Deals Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Hub Deals Corp. (the “Company”) as of December 31, 2019 and 2018, the related statements of operations, changes in stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to fraud or error. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

As discussed in Note 4 to the financial statements, the Company’s lack of revenues and significant operating losses raise substantial doubt about its ability to continue as a going concern for one year from the issuance of these financial statements. Management’s plans are also described in Note 4. The financial statements do not include adjustments that might result from the outcome of this uncertainty.

/s/ Boyle CPA, LLC

We have served as the Company’s auditor since 2019

Bayville, NJ
February 26, 2020

F-2

HUB DEALS CORP.
(Formerly Century Gold Ventures Inc.)
200 Rector Place, Suite 17F
New York, New York 10280

Financial Statements and Notes
For the Years Ended December 31, 2019 and 2018

Explanatory Note

On July 1, 2019, the Company entered into a Share Exchange Agreement between Hub Deal Corp. (the Company ), and the holders of common stock of Hub Deals Corporation (the Accounting Entity ). See Note 9 Subsequent Events. The Share Exchange between the Company and the Accounting Entity was treated as a reverse acquisition for financial statement reporting purposes with the Accounting Entity deemed the accounting acquirer and the Company deemed the accounting acquiree. Accordingly, the Accounting Entity s assets, liabilities and results of operations became the historical financial statements of the Company. Since the acquisition shares were issued by the Company after June 30, 2019, no common stock is reported in the below financial statement and notes before June 30, 2019. On July 1, 2019, the Company had 500,001 common shares issued and outstanding and 192,555,000 shares were issued according to the Share Exchange Agreement for an aggregate of 193,056,000 shares.

F-3

Hub Deals Corp.
(Formerly Century Gold Ventures Inc.)
Consolidated Balance Sheet

	December 31, 2019	December 31, 2018

Assets
Current assets:
Cash	$141	$63
Inventory	596,900	596,900
Total current assets	597,041	596,963

Other assets	3,300	3,300

Total Assets	$600,341	$600,263

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$17,556	$1,700
Shareholder advances	126,692	42,401
Notes payable - related party	972	-
Notes Payable - convertible	200,000	200,000
Total current liabilities	345,220	244,101

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value; 74,999,999 shares authorized, -0- shares issued and outstanding as of December 31, 2019 and December 31, 2018	-	-
Series A preferred stock, $0.001 par value; 1 share authorized, issued and and outstanding as of December 31, 2019 and December 31, 2018	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized 193,056,000 and -0- shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	193,056	-
Additional paid-in capital	1,708,375	1,922,890
Accumulated deficit	(1,646,310)	(1,566,728)
Total stockholders' equity	255,121	356,162

Total Liabilities and Stockholders' Equity	$600,341	$600,263

The accompanying notes are an integral part of these financial statements.

F-4

Hub Deals Corp.
(Formerly Century Gold Ventures Inc.)
Consolidated Statements of Operations

	For the Years Ended
	December 31, 2019	December 31, 2018

Revenue	$-	6,500
Cost of Revenue	-	6,500

Gross margin	-	-

Operating expenses:
Stock based compensation	$10,730	$16,667
Professional fees	17,860	4,450
Other general and administrative expenses	50,992	44,497
Impairment Expense	-	287,448
Total operating expenses	79,582	353,062

Net operating loss	(79,582)	(353,062)

Net income (loss)	$(79,582)	$(353,062)

Basic and diluted income (loss) per share	$(0.00)	$-

Weighted average number of common shares outstanding - basic and diluted	96,792,460	-

The accompanying notes are an integral part of these financial statements.

F-5

Hub Deals Corp.
(Formerly known as Cassidy Ventures, Inc.)
Statement of Changes in Stockholders' Equity
For the Years Ended December 31, 2019 and 2018

	Common Stock		Preferred Stock		Additional Paid-In	Accum	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance at December 31, 2017	-	$-	-	$-	$1,922,390	$(1,213,666)	$708,724

Issuance of preferred stock for services	-	-	1	0	-		0
Issuance of common stock for stock subscription	-	-			500		500
Net loss						(353,062)	(353,062)

Balance at December 31, 2018	-	$-	1	$0	$1,922,890	$(1,566,728)	$356,162

Shares issues with reverse merger	501,000	501			(501)		-
Reverse merger new shares	192,555,000	192,555			(219,564)		(27,009)
Net loss						(79,582)	(79,582)

Balance at December 31, 2019	193,056,000	$193,056.00	1	$0	$1,708,375	$(1,646,310)	$255,121

The accompanying notes are an integral part of these financial statements.

F-6

Hub Deals Corp.
(Formerly Century Gold Ventures Inc.)
Statements of Cash Flow

	For the Years Ended
	December 31, 2019	December 31, 2018

Cash flows from operating activities:
Net income (loss)	$(79,582)	$(353,062)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	10,730	16,667
Impairment expense	-	287,488
Changes in operating assets and liabilities:
Accounts receivable	-	2,000
Due from related party	(8,455)	-
Inventory		6,460
Accounts payable	12,985	1,700
Net cash used in operating activities	(64,322)	(38,747)

Cash flows from financing activities
Proceeds from shareholder advances	64,400	34,625
Proceed from stock subscription	-	500
Net cash provided by financing activities	64,400	35,125

Net increase (decrease) in cash	78	(3,622)
Cash - beginning of the year	63	3,685
Cash - end of the year	$141	$63

Supplemental disclosures:
Interest paid	$-	$-
Income taxes	$-	$-

Non-cash transactions:
None	$-	$-

The accompanying notes are an integral part of these financial statements.

F-7

HUB DEALS CORP.
(Formerly Century Gold Ventures Inc.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019 and 2018

NOTE 1 – NATURE OF OPERATIONS

Hub Deals Corp. (the “Company”) is a private corporation incorporated on June 7, 2001, under the laws of the State of Nevada as Newark Valley Resources Inc. On March 6, 2002, the Company changed its name from Newark Valley Resources Inc. to American Oil & Gas Inc., and on December 20, 2002, changed its name to North American Oil & Gas Inc. The Company operated as an oil and gas exploration company until December 31, 2002 when it sold its wholly-owned US subsidiary which held all its oil and gas leases. The Company was inactive and not in good standing with the State of Nevada until March 11, 2013 when it was reinstated. Also, on March 11, 2013 the Company changed its name to Century Gold Ventures Inc. On April 14, 2018, the Company change its name to Hub Deals Corp. The Company’s principal office is located at 297 President Street, Brooklyn, NY 11231.

The Company operates a high-end, luxury products auction website, hubdeals.com. Hubdeals.com is designed as an innovative ecommerce interactive platform featuring fine art, collectables, antiques, jewelry, watches, cars, boats, airplanes and real estate. Hubdeals.com offers clients opportunities to transact with private sellers, galleries, airplane, yacht and automobile brokers, and diamond wholesalers anytime, anywhere, online or by mobile device. The Company provides a hub for sellers to post products that they will sell, barter, or a combination of both, via an interactive technology. The Company plans to generate revenues through interactive reverse auction sales/barter via our e-commerce platform.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

On June 10, 2014, the Financial Accounting Standards Board ("FASB") issued update ASU 2014-10, Development Stage Entities (Topic 915). Amongst other things, the amendments in this update removed the definition of development stage entity from Topic 915, thereby removing the distinction between development stage entities and other reporting entities from US GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information on the statements of income, cash flows and shareholders’ equity, (2) label the financial statements as those of a development stage entity; (3) disclose a description of the development stage activities in which the entity is engaged and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The amendments are effective for annual reporting periods beginning after December 31, 2014 and interim reporting periods beginning after December 15, 2015, however entities are permitted to early adopt for any annual or interim reporting period for which the financial statements have yet to be issued. The Company has elected to early adopt these amendments and accordingly have not labeled the financial statements as those of a development stage entity and have not presented inception-to-date information on the respective financial statements.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting). The Company has adopted a December 31 year end.

Risks and Uncertainties

The Company's operations are subject to significant risk and uncertainties including financial, operational, technological, and regulatory risks including the potential risk of business failure. See Note 3 regarding going concern matters.

F-8

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents. At December 31, 2019 and December 31, 2018, respectively, the Company had $141 and $63 of unrestricted cash to be used for future business operations.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At times, the Company's bank deposits may exceed the insured amount. Management believes it has little risk related to the excess deposits.

Inventory

The Company’s inventory consist of rate art and stamps Inventories are valued at the lower of cost or market (based on third-party appraisals). Management compares the cost of inventories with the market value and allowance is made to write down inventories to market value, if lower.

Fair Value of Financial Instruments

Fair value of certain of the Company’s financial instruments including cash, prepaid expenses, accounts payable, accrued expenses, notes payable, and other accrued liabilities approximate cost because of their short maturities. The Company measures and reports fair value in accordance with ASC 820, “Fair Value Measurements and Disclosure” defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value investments.

Fair value, as defined in ASC 820, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of an asset should reflect its highest and best use by market participants, principal (or most advantageous) markets, and an in-use or an in-exchange valuation premise. The fair value of a liability should reflect the risk of nonperformance, which includes, among other things, the Company’s credit risk.

Valuation techniques are generally classified into three categories: the market approach; the income approach; and the cost approach. The selection and application of one or more of the techniques may require significant judgment and are primarily dependent upon the characteristics of the asset or liability, and the quality and availability of inputs. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. ASC 820 also provides fair value hierarchy for inputs and resulting measurement as follows:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3: Unobservable inputs for the asset or liability that are supported by little or no market activity, and that are significant to the fair values.

Fair value measurements are required to be disclosed by the Level within the fair value hierarchy in which the fair value measurements in their entirety fall. Fair value measurements using significant unobservable inputs (in Level 3 measurements) are subject to expanded disclosure requirements including a reconciliation of the beginning and ending balances, separately presenting changes during the period attributable to the following: (i) total gains or losses for the period (realized and unrealized), segregating those gains or losses included in earnings, and a description of where those gains or losses included in earning are reported in the statement of income.

F-9

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Stock-Based Compensation

The Company accounts for share-based compensation in accordance with the fair value recognition provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 718 and No. 505. After December 15, 2018, the scope of Topic 718, Compensation—Stock Compensation, was expanded to include share-based payments issued to nonemployees for goods and services. The Company issues restricted stock to employees and consultants for their services. Cost for these transactions are measured at the fair value of the equity instruments issued at the date of grant. These shares are considered fully vested and the fair market value is recognized as expense in the period granted. The Company recognized consulting expenses and a corresponding increase to additional paid-in-capital related to stock issued for services. For agreements requiring future services, the consulting expense is to be recognized ratably over the requisite service period.

Total stock-based compensation amounted to $10,730 and $16,667 for the years ended December 31, 2019 and 2018, respectively.
.
Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

The Company follows ASC 740-10, “Accounting for Uncertainty in Income Taxes” (“ASC 740-10”). This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. ASC 740-10 is effective for fiscal years beginning after December 15, 2006. Management has adopted ASC 740-10 for 2007, and they evaluate their tax positions on an annual basis, and have determined that as of December 31, 2019, no additional accrual for income taxes is necessary. The Company’s policy is to recognize both interest and penalties related to unrecognized tax benefits expected to result in payment of cash within one year are classified as accrued liabilities, while those expected beyond one year are classified as other liabilities. The Company has not recorded any interest or penalties since its inception.

The Company intends to file income tax returns in the U.S. federal tax jurisdiction and various state tax jurisdictions. The tax years for 2012 to 2018 remain open for examination by federal and/or state tax jurisdictions. The Company is currently not under examination by any other tax jurisdictions for any tax year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-10

Revenue Recognition

The Company is in the development stage and has generated minimal revenues from operations. Once the Company has commenced operations, the Company will recognize revenue under ASU No. 2014-09,
“Revenue from Contracts with Customers (Topic 606),”
(“ASC 606”). The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods and services transferred to the customer.

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

Basic Income (Loss) Per Share

Basic net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options warrants and convertible notes. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented. As of December 31, 2019, the Company has no options or warrants outstanding. At December 31, 2019, the total shares issuable upon conversion of convertible notes payable and to third parties would be 20,000,000 shares of the Company’s common stock.

Related Parties

The registrant follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include (a) affiliates of the registrant; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the registrant; (e) management of the registrant; (f) other parties with which the registrant may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

F-11

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Recent Accounting Pronouncements

In August 2018, the SEC adopted the final rule under SEC Release No. 33-10532,
”Disclosure Update and Simplification,”
amending certain disclosure requirements that were redundant, duplicative, overlapping, outdated or superseded. In addition, the amendments expanded the disclosure requirements on the analysis of stockholders’ equity for interim financial statements. Under the amendments, an analysis of changes in each caption of stockholders’ equity presented in the balance sheet must be provided in a note or separate statement. This analysis should present a reconciliation of the beginning balance to the ending balance of each period for which a statement of comprehensive income is required to be filed. This final rule was effective as of November 5, 2018. The adoption of this final rule did not have a material impact on the financial statements.

In June 2016, the FASB issued ASU 2016-13,
”Financial Instruments – Credit Losses (Topic 326)”
which introduces new guidance for the accounting for credit losses on instruments within its scope. The new guidance introduces an approach based on expected losses to estimate credit losses on certain types of financial instruments. For trade receivables, the Company will be required to use a forward-looking expected loss model rather than the incurred loss model for recognizing credit losses which reflects losses that are probable. Credit losses relating to available-for-sale debt securities will also be recorded through an allowance for credit losses rather than as a reduction in the amortized cost basis of the securities. The guidance is effective for fiscal years beginning after December 31, 2019, including interim periods within those years. Early application of the guidance is permitted for all entities for fiscal years beginning after December 15, 2018, including the interim periods within those fiscal years. Application of the amendments is through a cumulative-effect adjustment to retained earnings as of the effective date. The adoption of this final rule did not have a material impact on the financial statements.

In February 2016, the FASB issued ASU 2016-02, “
Leases (Topic 842
)
,”
which supersedes the guidance in ASC 840,
Leases
.” The purpose of the new standard is to improve transparency and comparability related to the accounting and reporting of leasing arrangements. The guidance will require balance sheet recognition for assets and liabilities associated with rights and obligations created by leases with terms greater than twelve months. The guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those years. Although the standard initially required the modified retrospective approach for adoption, in July 2018, the FASB issued ASU 2018-18, allowing companies to initially apply the new lease requirements at the effective date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The adoption of this final rule did not have a material impact on the financial statements.

In February 2018, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2018-02, Income Statement Reporting, Comprehensive Income (Topic 220). Effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this Update should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The adoption of this final rule did not have a material impact on the financial statements.

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flows.

F-12

Capitalization

Only assets with a cost of $5,000 and a useful life of over 2 years are capitalized. All other costs are expensed in the period incurred.

NOTE 3 – REVERSE ACQUISITION

On July 1, 2019, the Company, entered into a Share Exchange Agreement between the Company, Hub Deal Corp., and the holders of common stock of Hub Deals Corporation (the “Accounting Entity”), which consisted of 67 stockholders. The Accounting Entity was incorporated on January 13, 2016, in Delaware as on-line auction for rare art, stamps, and other valuable assets.

Under the terms and conditions of the Share Exchange Agreement, the Company offered, sold and issued 192,555,000 shares of Company’s common stock in consideration for all the issued and outstanding shares in the Accounting Entity (the “Share Exchange”). The effect of the issuance is that the former Accounting Entity stockholders obtained approximately 99.7% of the then issued and outstanding shares of common stock of the Company, and the Accounting Entity became a wholly-owned subsidiary of the Company and now represents the Company’s principal business.

As a result of the Share Exchange, William Drury, the Company’s sole member of the Board of Directors, is the holder of 42,678,333 shares, or 20.0%, of the outstanding common stock of the Company on a fully diluted basis.

The Share Exchange between the Company and Accounting Entity was treated as a reverse acquisition for financial statement reporting purposes with the Accounting Entity deemed the accounting acquirer and the Company deemed the accounting acquiree. Accordingly, the Accounting Entity’s assets, liabilities and results of operations became the historical financial statements of the Company. No step-up in basis or intangible assets or goodwill was recorded in this transaction. The 500,001 outstanding shares of Company’s common stock prior to the Share Exchange, were considered to be shares issued upon the reverse acquisition.

At the effective time of the merger, the Company changed its fiscal year from February 28 to a calendar year end of December 31 to coincide with the calendar fiscal year end of the Accounting Entity.

The following table summarizes the fair values of assets acquired and liabilities assumed at the acquisition date of the Legal Entity.

Prepaid expenses	$2,500
Accounts payable	(190)
Due to a related party	(9,205)
Shareholder Advances	(19,142)
Notes payable related party	(972)

Total consideration	$(27,009)

F-13

Pro-Forma Financial Information

The following unaudited pro forma data summarizes the results of operations for the year ended February 28, 2019, as if the Merger between the Company, and Accounting Entity had been completed on February 28, 2019. The pro forma financial information is presented for informational purposes only and is not indicative of the results of operations that would have been achieved if the Merger had taken place on February 28, 2019.

HUB DEALS CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
For the Periods Ended February 28, 2019

	Hub Deals Corp Legal Entity	Hub Deals Corporation Accounting Entity
	Unaudited	Unaudited
	Fiscal Year Ended February 28, 2019	Twelve Months Ended February 28, 2019	Combined Historical	Proforma Adjustments	Combined Proforma

Revenues	-	6,500	6,500	-	6,500
Cost of Revenues	-	6,500	6,500	-	6,500
Gross Margin	-	-	-	-	-

Operating expenses:
General and administrative	3,170	55,572	58,742	-	58,742
Loss to reduce inventory to lower of cost or market		287,448	287,448		287,448
Total costs and expenses	3,170	343,020	346,190	-	346,190

Net loss attributable to common stock	$(3,170)	$(343,020)	$(346,190)	$-	$(346,190)

Net loss per share - basic and diluted	$(0.006)	-	-	-	$(0.000)

Weighted average number of shares outstanding - basic and diluted	500,000	-	-	-	192,965,479

F-14

NOTE 4 – GOING CONCERN

The accompanying financial statements have been prepared assuming that Hub Deals Corp. will continue as a going concern. The Company has a working capital deficit, the last sale reported was in March 2018, and has incurred losses from operations of $79,582 for the year ended December 31, 2019. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Without realization of additional debt or capital, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

The Company’s activities to date have been supported by debt and equity financing. It has sustained losses in all previous reporting periods with an inception to date loss of $1,646,310 as of December 31, 2019. Management continues to seek funding from its shareholders and other qualified investors.

NOTE 5 – INVENTORY

Inventories are as follows:

Description	December 31, 2019	December 31, 2018

Rare Postage Stamps	$296,300	$296,300
Rare Art	300,600	300,600

Total	$596,900	$596,900

The Company purchased the inventory during the years ended December 31, 2017 and 2016 in exchange for restricted shares of the Company’s common stock and a convertible note payable. During 2018, the Company contracted a third-party appraiser to value the inventory. The appraised value of the rare postage stamps and art was $1,089,900 and $1,490,600, respectively, for an aggregate of $2,580,500. Certain inventory items were noted to be valued below book value and the Company reported a loss to reduce inventory to lower of cost or market of $287,488 at December 31, 2018.

NOTE 6 – OFFICE SPACE LEASE

On March 1, 2019, the Company signed a twelve-month lease agreement for office space. The lease starts on March 1, 2019 and ends on February 28, 2020. The monthly rental is $3,475 and an aggregate of $41,700 over the term of the lease. A rental deposit of $3,300 is reported in other assets on the accompanying balance sheet.

NOTE 7 – CONVERTIBLE NOTES PAYABLE

On August 18, 2017, the Company issued a $67,000 convertible promissory note to a corporation for working capital. The note does not bear interest and has a maturity date of December 31, 2018. In addition, at any time, the individual may convert the note into shares of the Company’s common stock at an exercise price of $0.01 per share. The Company calculated the fair value of the beneficial conversion feature as the difference between the conversion price and the fair market value of the Company’s common stock into on the date of issuance. The fair value of the conversion option is $-0-. The unpaid balance was $67,000 at December 31, 2019 and 2018. The Company is not compliant with the repayment terms of the note.

On August 18, 2017, the Company issued a $67,000 convertible promissory note to an individual for working capital. The note does not bear interest and has a maturity date of December 31, 2019. In addition, at any time, the individual may convert the note into shares of the Company’s common stock at an exercise price of $.01 per share. The Company calculated the fair value of the beneficial conversion feature as the difference between the conversion price and the fair market value of the Company’s common stock into on the date of issuance. The fair value of the conversion option is $-0-. The unpaid balance was $67,000 at December 31, 2019 and 2018.

F-15

On September 25, 2017, the Company issued a $66,000 convertible promissory note to a corporation to purchase rare stamps. The loan does not bear interest and has a maturity date of December 31, 2018. In addition, at any time, the individual may convert the note into shares of the Company’s common stock at an exercise price of $.01 per share. The Company calculated the fair value of the beneficial conversion feature as the difference between the conversion price and the fair market value of the Company’s common stock into on the date of issuance. The fair value of the conversion option is $-0-. The unpaid balance including was $66,000 at December 31, 2019 and 2018. The Company is not compliant with the repayment terms of the note.

NOTE 8 – RELATED PARTY TRANSACTIONS

The Company owed $126,692 and $42,401 as of December 31, 2019 and 2018, respectively, to its Director and another related party.

NOTE 9 – STOCKHOLDERS EQUITY

The Company has 500,000,000 common shares authorized at $0.001 par value per share and 74,999,999 “blank check” preferred shares authorized at a par value of $0.001 per share.

On March 8, 2018, the authorized and issued one share of Series A Preferred Stock to the Company’s CEO in consideration for his resignation as an officer of the Company.

On April 11, 2019, the shareholders of Hub Deals Corp approved a 1-for-1000 reverse split. Thereafter, the Company filed a Certificate of Amendment with the State of Nevada, effective on April 16, 2016, contemplated 1-for-1000 reverse split. During April 2019 and in accordance with SEC Rule 10b-17 and FINRA Rule 6490, the Company submitted documents and other information to FINRA in furtherance of pursuing and obtaining approval of the subject reverse stock split. The Company also submitted additional documents requested by, and necessary to obtain approval of, FINRA in connection with the subject reverse stock split. FINRA and the transfer agent recognized the split on May 15, 2019. The authorized shares did not change in connection with the split and will remain at 500,000,000 shares of common stock and 75,000,000 shares of (“blank check”) preferred stock.

On July 1, 2019, the Company, entered into a Share Exchange Agreement between the Company, Hub Deal Corp., and the holders of common stock of Hub Deals Corporation. See Note 3. The Company issued 192,555,000 shares of Company’s common stock in consideration for all the issued and outstanding shares in the Hub Deals Corporation. The 500,001 outstanding shares of Company’s common stock prior to the Share Exchange, were considered to be shares issued upon the reverse acquisition. The aggregate shares issued was 193,056,000.

NOTE 10 – INCOME TAXES

The Company’s policy is to provide for deferred income taxes based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates that will be in effect when the differences are expected to reverse. The U.S. Tax Cuts and Jobs Act (TCJA) legislation reduces the U.S. federal corporate income tax rate from 35.0% to 21.0% and is effective June 22, 2018 for the Company. We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. When it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The Company is not aware of any uncertain tax position that, if challenged, would have a material effect on the financial statements for the year ended December 31, 2019 or during the prior three years applicable under FASB ASC 740. We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the consolidated balance sheet. All tax returns for the Company remain open for examination.

F-16

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

	2019	2018
Income tax provision at the federal statutory rate	21%	21%
Effect on operating losses	(21%)	(21%)

The net deferred tax assets consist of the following:

	December 31,	December 31,
	2019	2018
Deferred tax asset	$345,725	$329,013
Valuation allowance	(345,725)	(329,013)
Net deferred tax asset	$-	$-

The change in the valuation allowance for the year ended December 31, 2019 was an increase of $16,712.

NOTE 11 – SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after December 31, 2019 up through the effective date of this registration statement. During this period, the Company did not have any material recognizable subsequent events.

F-17

[OUTSIDE BACK COVER PAGE]

PROSPECTUS

HUB DEALS CORP.

4,000,000 SHARES OF
COMMON STOCK

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until ___________, 2020 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ____________, 2020

33

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Item	Amount ($)
SEC Registration Fee	$130
Accounting Fees	4,000
Printing Costs	100
Transfer Agent Fees	100
TOTAL	$4,330

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the “Nevada Corporate Law”), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

On July 1, 2019, we consummated the closing under a Share Exchange Agreement, dated November 8, 2017, by and between us and Hub Deals Corporation, a Delaware corporation (“Hub Deals Delaware”), pursuant to which we issued 192,555,000 shares of our common stock to 67 persons in exchange for all of the issued and outstanding shares of Hub Deals Delaware. As a result of the share exchange, Hub Deals Delaware became a wholly-owned subsidiary of us, and we changed our business to that of Hub Deals Delaware, namely the art and luxury products auction and resale business. We made the offering in reliance on Section 4(a)(2) in a transaction not involving any public offering.

34

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description
2.1	Share Exchange Agreement, dated November 8, 2017, by and between Hub Deals Corp., a Nevada corporation, and Hub Deals Corporation, a Delaware corporation
3.1.1	Articles of Incorporation, dated June 7, 2001
3.1.2	Certificate of Amendment, dated March 6, 2002
3.1.3	Certificate of Amendment, dated December 19, 2002
3.1.4	Application for Reinstatement, dated March 11, 2013
3.1.5	Certificate of Amendment, dated June 17, 2013
3.1.6	Certificate of Change, dated June 17, 2013
3.1.7	Certificate of Designation, dated March 23, 2018
3.1.8	Certificate of Amendment, dated April 17, 2018
3.1.9	Certificate of Change, dated April 16, 2019
3.2	Bylaws of the Registrant
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered
23.1	Consent of Boyle CPA, LLC
23.2	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1)

35

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

36

(i)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

37

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York, on February 27, 2020.

HUB DEALS CORP. (Registrant)

By:	/s/ William Drury
Name:	William Drury
Title:	President and Treasurer
(principal executive officer, principal financial officer, and principal accounting officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Drury, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Hub Deals Corp., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Dated: February 27, 2020	By:	/s/ William Drury
	Name:	William Drury
	Title:	President and Chief Executive Officer
(principal executive officer, principal financial officer, and principal accounting officer)

38

Exhibit Index

Exhibit	Description
2.1	Share Exchange Agreement, dated November 8, 2017, by and between Hub Deals Corp., a Nevada corporation, and Hub Deals Corporation, a Delaware corporation
3.1.1	Articles of Incorporation, dated June 7, 2001
3.1.2	Certificate of Amendment, dated March 6, 2002
3.1.3	Certificate of Amendment, dated December 19, 2002
3.1.4	Application for Reinstatement, dated March 11, 2013
3.1.5	Certificate of Amendment, dated June 17, 2013
3.1.6	Certificate of Change, dated June 17, 2013
3.1.7	Certificate of Designation, dated March 23, 2018
3.1.8	Certificate of Amendment, dated April 17, 2018
3.1.9	Certificate of Change, dated April 16, 2019
3.2	Bylaws of the Registrant
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered
23.1	Consent of Boyle CPA, LLC
23.2	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1)

39